Exhibit 99.1

Ribbon Communications Inc. Reports

Second Quarter 2019 Financial Results

July 31, 2019

Conference Call Details

Ribbon will offer a live, listen-only webcast of the conference call to discuss its financial results  for the second quarter ended June 30, 2019 on July 31, 2019, via the investor section of its website at http://investors.ribboncommunications.com, where a replay will also be available shortly following the conference call.

Conference Call Details:
Date:  July 31, 2019
Time:  4:30 p.m. (ET)
Dial-in number (Domestic): 877-407-2991

Dial-in number (Intl): 201-389-0925

Instant Telephone Access: Call me™

Replay information:
A telephone playback of the call will be available following the conference call until August 14, 2019 and can be accessed by calling 877-660-6853 or 201-612-7415 for international callers. The reservation number for the replay is 13692597.

Investor Relations

Monica Gould

+1 (212) 871-3927

IR@rbbn.com

US Press

Dennis Watson

+1 (214) 695-2214

dwatson@rbbn.com

International Press

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

Industry Analyst Relations

Michael Cooper

+1 (708) 383-3387

mcooper@rbbn.com

WESTFORD, Mass. — Ribbon Communications Inc. (Nasdaq: RBBN), a global software leader in secure and intelligent cloud communications, today announced its financial results for the second quarter of 2019.

“Our second quarter financial results and improving profitability demonstrate the progress we are making,” said Fritz Hobbs, President and Chief Executive Officer of Ribbon Communications. “We are seeing good progress and early validation of our business strategy, which is focused on closely aligning to the needs of our customers and partners with our comprehensive suite of software product and service offerings.”

Second Quarter 2019 Financial Highlights(1), (2)

•                  GAAP revenue was $145 million, compared with $137 million in the second quarter of 2018.

•                  GAAP net income was $49 million, compared with a net loss of $20 million in the second quarter of 2018.

•                  Non-GAAP net income was $16 million, compared with $14 million in the second quarter of 2018.

•                  GAAP diluted earnings per share was $0.45, compared with a loss per share of $0.20 in the second quarter of 2018.

•                  Non-GAAP diluted earnings per share was $0.14 in both the second quarter of 2019 and 2018.

•                  Non-GAAP Adjusted EBITDA was $22 million, compared with $20 million in the second quarter of 2018.

•                  The Company resolved an intellectual property infringement dispute for $63 million that was excluded from non-GAAP financial results.

•                  The Company repurchased and retired approximately 976,000 shares of common stock at an average price of $4.65 for a total of $5 million in the second quarter of 2019.

•                  Cash was $51 million at June 30, 2019, compared with cash and investments of $46 million at March 31, 2019.

“Revenue was $145 million and Adjusted EBITDA was $22 million in the second quarter of 2019,” said Daryl Raiford, Chief Financial Officer of Ribbon Communications.  “Our 12 percent year-over-year growth in profitability was driven by improving software revenue mix coupled with our cost reduction efforts.”

Second Quarter 2019 Customer and Company Highlights

•                  A national telecommunications service provider in Asia selected Ribbon to transform its nationwide communication services network using Ribbon’s portfolio of core and session software solutions and services.

•                  VOD Communications, a value-added distributor of technology and converged communications solutions focusing on the enterprise, SMB and consumer markets in Southern Africa, added Ribbon’s Network Edge Orchestration, a hybrid Cloud/Edge solution to its distribution portfolio.

•                  Ribbon extended its partnership with Neustar, a leading global information services provider and the exclusive host of the ATIS

Robocalling Testbed, to deliver a comprehensive solution designed to combat robocalling and call spoofing.

•                  A major service provider in the US continued deployments of Ribbon’s session software, transformation solutions and services associated with its mobile, fixed and business network service offerings.

•                  A major global financial institution began deploying Ribbon’s session software and Kandy CPaaS(3) solutions to secure and enhance its Unified Communications environments with an intelligent session layer for its network.

•                  A service provider and a public sector enterprise customer chose Ribbon Analytics solutions and applications for enhanced network visibility and security.

Business Outlook(1),(2)

Effective as of the second quarter of 2019, the Company no longer increases non-GAAP results by adding back revenue lost in purchase accounting.  The Company’s Adjusted EBITDA guidance, taking into account this change in practice, is approximately $92 million for the full year 2019.

(1)Please see the reconciliation of non-GAAP and GAAP financial measures, and additional information about non-GAAP measures in the press release appendix.

(2)Effective as of the second quarter of 2019, the Company no longer increases non-GAAP revenue for the impact of purchase accounting on revenue; effective as of the first quarter of 2019, the Company no longer increases non-GAAP revenue for the impact of the adoption in 2018 of the new revenue standard.

(3)CPaaS is defined as communications platform as a service.

About Ribbon Communications

Ribbon Communications Inc. (Nasdaq: RBBN) delivers market-leading software solutions that secure and power many of the world’s leading service provider and enterprise communications environments.  Built on world-class technology and intellectual property, the Company’s cloud-native solutions deliver intelligent and secure real-time communications solutions for the cloud, network and enterprise edge.  Ribbon’s Kandy Cloud real-time communications software platform delivers advanced and embedded CPaaS and UCaaS capabilities enabling service providers to rapidly create and deploy high-value communications services.  To learn more, visit ribboncommunications.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release, including without limitation statements made by our chief executive officer and our chief financial officer regarding our anticipated financial performance, statements in the sections “Second Quarter 2019 Financial Highlights” and “Business Outlook” statements regarding our future expenses, results of operations and financial position, potential stock repurchases, business strategy, strategic position, and plans and objectives of management for future operations, are forward-looking statements.  Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including our ability to realize benefits from acquisitions that we have completed; the effects of disruption from acquisitions, making it more difficult to maintain relationships with employees, customers, business partners or government entities; the timing of customer purchasing decisions and our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring and cost-containment activities; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; increases in tariffs, trade restrictions or taxes on our products; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.

Our forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements express or implied by the forward-looking statements.  We caution you against relying on any of these forward-looking statements.  For further information regarding risks and uncertainties associated with Ribbon Communications’ business and important factors that could cause actual results to differ materially from these forward-looking statements, please refer to the “Risk Factors” section of Ribbon Communications’ most recent annual and quarterly reports filed with the SEC.  Any forward-looking statements represent Ribbon Communications’ views only as of the date on which such statement is made and should not be relied upon as representing Ribbon Communications’ views as of any subsequent date.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  While Ribbon Communications may elect to update forward-looking statements at some point, Ribbon Communications specifically disclaims any obligation to do so, except as may be required by law.

Discussion of Non-GAAP Financial Measures

Ribbon Communications’ management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and when planning and forecasting future periods.  By continuing operations, we mean the ongoing results of the business adjusted for certain expenses and credits, including, but not limited to stock-based compensation, amortization of intangible assets, acquisition-related facilities adjustments, certain litigation costs, acquisition- and integration-related expense, restructuring and related expense, the gain on the settlement of litigation, the reduction in deferred purchase consideration and the tax effect of these adjustments.  Effective for the second quarter of 2019 and for subsequent reporting periods, we no longer adjust for the impact of purchase accounting on revenue and, effective for the first quarter of 2019 and for subsequent reporting periods, we no longer adjust for the impact of the adoption of the new revenue standard in 2018.  While our management uses non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Ribbon’s financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Acquisition-Related Revenue and Cost of Revenue; Impact of New Revenue Standard

We provide the historical supplementary non-GAAP financial measure of non-GAAP Total revenue, which, for periods prior to the second quarter of 2019, included revenue related to our acquisitions that we would have recognized but for the purchase accounting treatment of these transactions, and which, for periods prior to the first quarter of 2019, included eliminated revenue resulting from our adoption of the new revenue recognition standard in 2018.  Effective for the second quarter of 2019 and for subsequent reporting periods, we no longer include any increases to non-GAAP revenue arising from the purchase accounting treatment of assumed deferred revenue.  Effective for the first quarter of 2019 and for subsequent reporting periods, we no longer include any increases to non-GAAP revenue arising from the 2018 revenue standard adoption.  Therefore, for the second quarter of 2019 and for subsequent reporting periods, our non-GAAP revenue is equivalent to our GAAP revenue.

Stock-Based Compensation

Stock-based compensation expense is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology, subjective assumptions and the variety of award types, all of which may vary over time.  We evaluate performance without these measures because stock-based compensation expense is influenced by the Company’s stock price and other factors such as volatility and interest rates that are beyond our control.  The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted.  As such, we do not include such charges in our operating plans, and we believe that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into our management’s method of analysis and the Company’s core operating performance.  It is reasonable to expect that stock-based compensation will continue in future periods.

Amortization of Intangible Assets

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.  Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

Acquisition-Related Facilities Adjustments

GAAP accounting requires that the deferred rent liability of an acquired company be written off as part of purchase accounting and that the combined company’s rent expense on a straight-line basis begin as of the acquisition date.  As a result, we recorded more rent expense than would have been recognized but for the purchase accounting treatment of GENBAND’s assumed deferred rent liability.  We included this adjustment, which related to the acquisition of GENBAND, through the fourth quarter of 2018, to allow for more complete comparisons to the financial results of our historical operations and the financial results of peer companies.

Litigation Costs

We were involved in litigation with a certain competitor with whom we reached a settlement in the second quarter of 2019, under which the competitor agreed to pay us an aggregate amount of $63.0 million (see also “Litigation Settlement” below).  In connection with this litigation, we have incurred litigation costs beginning in the fourth quarter of 2017.  These costs are included as a component of general and administrative expense.  We believe that such costs are not part of our core business or ongoing operations.  Accordingly, we believe that excluding the litigation costs related to this specific legal matter facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Acquisition- and Integration-Related Expense

We consider certain acquisition- and integration-related costs to be unrelated to the organic continuing operations of our acquired businesses and the Company and they are generally not relevant to assessing or estimating the long-term performance of the acquired assets.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition- and integration-related costs, may not be indicative of future acquisition- and integration-related costs.  By excluding these acquisition- and integration-related costs from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us.  We exclude certain acquisition- and integration-related costs to allow more accurate comparisons of our financial results to our historical operations and the financial results of less acquisitive peer companies.  In addition, we believe that providing supplemental non-GAAP measures that exclude these items allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related Expense

We have recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce.  We review our restructuring accruals and facilities requirements regularly and record adjustments to these estimates as required.  We believe that excluding restructuring and related expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as there are no future revenue streams or other benefits associated with these costs.

Gain on Litigation Settlement

We were involved in litigation with a certain competitor with whom we reached a settlement in the second quarter of 2019, under which the competitor agreed to pay us an aggregate amount of $63.0 million (see “Litigation Costs” above).  This gain is included as a component of other income (expense), net.  We believe that such gains are not part of our core business or ongoing operations.  Accordingly, we believe that excluding the gain on litigation settlement related to this specific legal matter facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Reduction in Deferred Purchase Consideration

We recorded $8.1 million in other income (expense), net, in the first quarter of 2019 related to the reduction of deferred purchase consideration for Edgewater.  We believe that such reductions to deferred purchase consideration are not part of our core business or ongoing operations, as they relate to specific acquisitive transactions.  Accordingly, we believe that excluding such reductions related to acquisitive transactions facilitates the comparison of our financial results to our historical results and to other companies in our industry.

Tax Effect of Non-GAAP Adjustments

Beginning with the second quarter of 2019 and for subsequent reporting periods, non-GAAP income tax expense is calculated based on an estimated tax rate applied against forecasted annual non-GAAP income.  The non-GAAP income tax expense assumes no available net operating losses or any valuation allowances as a result of reporting significant cumulative non-GAAP income over the past several years.  Due to the methodology applied to our estimated annual tax rate as described above, our estimated tax rate on non-GAAP income will differ from our GAAP tax rate and from our actual tax liabilities.

Adjusted EBITDA

We use Adjusted EBITDA as a supplemental measure to review and assess our performance.  We calculate Adjusted EBITDA by excluding from net income (loss): interest income (expense), net; income tax provision; depreciation; and amortization of intangible assets.  In addition, we exclude from net income (loss):  historical adjustments to revenue and cost of revenue related to revenue reductions resulting from purchase accounting (for periods prior to the second quarter of 2019 only) and adoption of the new revenue standard (for periods prior to the first quarter of 2019 only); stock-based compensation expense; acquisition-related facilities adjustments; certain litigation costs; acquisition- and integration-related expense; restructuring and related expense; and other income (expense), net.  In general, we add back the expenses that we consider to be non-cash and/or not part of our ongoing operations.  Adjusted EBITDA is a non-GAAP financial measure that is used by our investing community for comparative and valuation purposes.  We disclose this metric to support and facilitate our dialogue with research analysts and investors.  Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views them.  We further believe that providing this information helps investors to better understand our core financial and operating performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2019	2019	2018
Revenue:
Product	$72,059	$47,480	$63,123
Service	73,362	71,448	74,238
Total revenue	145,421	118,928	137,361

Cost of revenue:
Product	36,433	33,147	30,278
Service	28,315	29,192	31,972
Total cost of revenue	64,748	62,339	62,250

Gross profit	80,673	56,589	75,111

Gross margin:
Product	49.4%	30.2%	52.0%
Service	61.4%	59.1%	56.9%
Total gross margin	55.5%	47.6%	54.7%

Operating expenses:
Research and development	35,301	35,933	35,604
Sales and marketing	28,893	30,059	30,738
General and administrative	12,466	18,694	15,028
Acquisition- and integration-related	1,965	3,199	4,280
Restructuring and related	9,144	4,932	6,097
Total operating expenses	87,769	92,817	91,747

Loss from operations	(7,096)	(36,228)	(16,636)
Interest expense, net	(1,262)	(1,364)	(735)
Other income (expense), net	62,861	7,774	(2,052)

Income (loss) before income taxes	54,503	(29,818)	(19,423)
Income tax provision	(5,033)	(1,014)	(499)

Net income (loss)	$49,470	$(30,832)	$(19,922)

Earnings (loss) per share:
Basic	$0.45	$(0.29)	$(0.20)
Diluted	$0.45	$(0.29)	$(0.20)

Shares used to compute earnings (loss) per share:
Basic	110,394	108,167	102,160
Diluted	110,698	108,167	102,160

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Six months ended
	June 30,	June 30,
	2019	2018
Revenue:
Product	$119,539	$114,654
Service	144,810	143,887
Total revenue	264,349	258,541

Cost of revenue:
Product	69,580	63,292
Service	57,507	64,865
Total cost of revenue	127,087	128,157

Gross profit	137,262	130,384

Gross margin:
Product	41.8%	44.8%
Service	60.3%	54.9%
Total gross margin	51.9%	50.4%

Operating expenses:
Research and development	71,234	74,653
Sales and marketing	58,952	62,664
General and administrative	31,160	30,629
Acquisition- and integration-related	5,164	8,692
Restructuring and related	14,076	12,765
Total operating expenses	180,586	189,403

Loss from operations	(43,324)	(59,019)
Interest expense, net	(2,626)	(1,334)
Other income (expense), net	70,635	(1,804)

Income (loss) before income taxes	24,685	(62,157)
Income tax provision	(6,047)	(2,669)

Net income (loss)	$18,638	$(64,826)

Earnings (loss) per share:
Basic	$0.17	$(0.64)
Diluted	$0.17	$(0.64)

Shares used to compute earnings (loss) per share:
Basic	109,239	102,039
Diluted	109,672	102,039

RIBBON COMMUNICATIONS INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$51,186	$43,694
Marketable securities	—	7,284
Accounts receivable, net	155,415	187,853
Inventory	16,509	22,602
Other current assets	27,484	17,002
Total current assets	250,594	278,435

Property and equipment, net	28,297	27,042
Intangible assets, net	238,022	251,391
Goodwill	389,196	383,655
Deferred income taxes	5,785	9,152
Operating lease right-of-use assets	40,029	—
Other assets	25,021	7,484
	$976,944	$957,159

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$2,500	$—
Revolving credit facility	35,000	55,000
Accounts payable	33,499	45,304
Accrued expenses and other	54,693	84,263
Operating lease liabilities	7,800	—
Deferred revenue	96,944	105,087
Total current liabilities	230,436	289,654

Long-term debt, net of current	47,215	—
Long-term debt, related party	—	24,100
Operating lease liabilities, net of current	40,247	—
Deferred revenue, net of current	15,115	17,572
Deferred income taxes	5,031	4,738
Other long-term liabilities	12,331	30,797
Total liabilities	350,375	366,861

Commitments and contingencies

Stockholders’ equity:
Common stock	11	11
Additional paid-in capital	1,740,563	1,723,576
Accumulated deficit	(1,118,354)	(1,136,992)
Accumulated other comprehensive income	4,349	3,703
Total stockholders’ equity	626,569	590,298
	$976,944	$957,159

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended
	June 30,	June 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$18,638	$(64,826)
Adjustments to reconcile net income (loss) to cash flows provided by (used in) operating activities:
Depreciation and amortization of property and equipment	5,891	5,318
Amortization of intangible assets	24,569	24,273
Stock-based compensation	5,669	4,905
Deferred income taxes	4,358	817
Foreign currency exchange losses	521	2,079
Reduction in deferred purchase consideration	(8,124)	—
Changes in operating assets and liabilities:
Accounts receivable	33,121	28,752
Inventory	6,159	2,077
Other operating assets	(20,851)	(275)
Accounts payable	(12,763)	(13,872)
Accrued expenses and other long-term liabilities	(17,129)	(15,203)
Deferred revenue	(10,940)	3,264
Net cash provided by (used in) operating activities	29,119	(22,691)

Cash flows from investing activities:
Purchases of property and equipment	(6,153)	(3,492)
Maturities of marketable securities	7,295	4,278
Net cash provided by investing activities	1,142	786

Cash flows from financing activities:
Borrowings under revolving line of credit	92,000	25,000
Principal payments on revolving line of credit	(112,000)	(25,000)
Proceeds from issuance of long-term debt	50,000	—
Principal payment of debt, related party	(24,716)	—
Payment of deferred purchase consideration	(21,876)	—
Principal payments on financing leases	(500)	(293)
Payment of debt issuance costs	(884)	(624)
Proceeds from the exercise of stock options	190	10
Proceeds from the sale of common stock in connection with employee stock purchase plan	506	—
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(1,080)	(716)
Repurchase of common stock	(4,536)	—
Net cash used in financing activities	(22,896)	(1,623)

Effect of exchange rate changes on cash and cash equivalents	127	(134)

Net increase (decrease) in cash and cash equivalents	7,492	(23,662)
Cash and cash equivalents, beginning of year	43,694	57,073
Cash and cash equivalents, end of period	$51,186	$33,411

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation and amortization of intangible assets included as components of other line items in the Company’s Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Stock-based compensation
Cost of revenue - product	$22	$14	$19	$36	$70
Cost of revenue - service	151	92	67	243	199
Cost of revenue	173	106	86	279	269

Research and development expense	331	507	151	838	1,051
Sales and marketing expense	560	984	485	1,544	1,359
General and administrative expense	466	2,542	1,359	3,008	2,226
Operating expense	1,357	4,033	1,995	5,390	4,636

Total stock-based compensation	$1,530	$4,139	$2,081	$5,669	$4,905

Amortization of intangible assets
Cost of revenue - product	$10,092	$9,645	$9,270	$19,737	$18,862
Sales and marketing expense	2,555	2,277	2,694	4,832	5,411

Total amortization of intangible assets	$12,647	$11,922	$11,964	$24,569	$24,273

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2019	2019	2018

GAAP Total revenue	$145,421	$118,928	$137,361
Acquisition-related revenue adjustment**	—	2,798	4,288
Adjustment for new revenue standard***	—	—	2,949
Non-GAAP Total revenue	$145,421	$121,726	$144,598

GAAP Net income (loss)	$49,470	$(30,832)	$(19,922)
Acquisition-related revenue adjustment**	—	2,798	4,288
Adjustment for new revenue standard***	—	—	2,949
Stock-based compensation	1,530	4,139	2,081
Amortization of intangible assets	12,647	11,922	11,964
Acquisition-related facilities adjustment	—	—	252
Litigation costs	1,315	6,186	1,901
Acquisition- and integration-related expense	1,965	3,199	4,280
Restructuring and related expense	9,144	4,932	6,097
Gain on litigation settlement	(63,000)	—	—
Reduction in deferred purchase consideration	—	(8,124)	—
Tax effect of non-GAAP adjustments	2,625	—	—
Non-GAAP net income (loss)	$15,696	$(5,780)	$13,890

Earnings (loss) per share
GAAP Diluted earnings per share or (loss) per share	$0.45	$(0.29)	$(0.20)
Acquisition-related revenue adjustment**	—	0.03	0.04
Adjustment for new revenue standard***	—	—	0.03
Stock-based compensation	0.01	0.04	0.02
Amortization of intangible assets	0.12	0.11	0.13
Acquisition-related facilities adjustment	—	—	*
Litigation costs	0.01	0.06	0.02
Acquisition- and integration-related expense	0.02	0.03	0.04
Restructuring and related expense	0.08	0.05	0.06
Gain on litigation settlement	(0.57)	—	—
Reduction in deferred purchase consideration	—	(0.08)	—
Tax effect of non-GAAP adjustments	0.02	—	—
Non-GAAP Diluted earnings per share or (loss) per share	$0.14	$(0.05)	$0.14

Shares used to compute diluted earnings per share or (loss) per share
GAAP Shares used to compute diluted earnings per share or (loss) per share	110,698	108,167	102,160
Non-GAAP Shares used to compute diluted earnings per share or (loss) per share	110,698	108,167	102,334

*     Less than $0.01 impact on earnings (loss) per share

**   Effective Q2 2019, the Company no longer adjusts for the impact of purchase accounting on revenue

*** Effective Q1 2019, the Company no longer adjusts for the impact of the adoption in 2018 of the new revenue standard

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2019	2019	2018
Adjusted EBITDA:
GAAP Net income (loss)	$49,470	$(30,832)	$(19,922)
Interest expense, net	1,262	1,364	735
Income tax provision	5,033	1,014	499
Depreciation	2,970	2,921	2,811
Amortization of intangible assets	12,647	11,922	11,964
Acquisition-related revenue adjustment*	—	2,798	4,288
Adjustment for new revenue standard**	—	—	2,949
Stock-based compensation	1,530	4,139	2,081
Acquisition-related facilities adjustment	—	—	252
Litigation costs	1,315	6,186	1,901
Acquisition- and integration-related expense	1,965	3,199	4,280
Restructuring and related expense	9,144	4,932	6,097
Other (income) expense, net	(62,861)	(7,774)	2,052
Non-GAAP Adjusted EBITDA	$22,475	$(131)	$19,987

*    Effective Q2 2019, the Company no longer adjusts for the impact of purchase accounting on revenue

**  Effective Q1 2019, the Company no longer adjusts for the impact of the adoption in 2018 of the new revenue standard

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

Adjusted EBITDA:  Ribbon has not provided a reconciliation of Adjusted EBITDA for the year ending December 31, 2019, as it is unable to project without unreasonable efforts the comparable GAAP net loss figure, which includes interest expense, net; income tax provision; depreciation; amortization of intangible assets; stock-based compensation; settlement expense; certain litigation costs; restructuring and related expense; and other income (expense), net.